Arteris Announces Financial Results for the Second Quarter 2022 and Estimated Third Quarter and Full Year 2022 Guidance
CAMPBELL, Calif. - August 9, 2022 - Arteris, Inc. (Arteris or Arteris IP), a leading provider of network-on-chip (NoC) interconnect and other intellectual property (IP) technology that manages the on-chip communications in system-on-chip (SoC) semiconductor devices, today announced financial results for the second quarter ended June 30, 2022 as well as estimated third quarter and full year 2022 guidance.

“We’re excited to report our continued momentum in 2022, with Annual Contract Value plus Trailing-Twelve-Month Royalties of $51.7 million in the second quarter,” said K. Charles Janac, President and CEO of Arteris IP. “Despite macroeconomic headwinds, we believe that Arteris IP is well positioned to make progress even in a challenging economic environment. We continue to see higher levels of silicon integration, driving system houses to become more involved in silicon design.”
Second Quarter 2022 Financial Highlights:
•Annual Contract Value (ACV) and Trailing-twelve-month (TTM) royalties of $51.7 million, up 18% year-over-year
•Revenue of $14.8 million, up 37% year-over-year
•Remaining performance obligation (RPO) of $55.7 million, up 11% year-over-year
•Operating loss of $5.4 million or 37% of revenue
•Non-GAAP operating loss of $1.9 million or 13% of revenue, compared to a loss of $3.0 million in the year-ago period
•Net loss of $5.7 million or $0.18 per share
•Non-GAAP net loss of $2.2 million or $0.07 per share
•Non-GAAP free cash flow of $0.1 million or 1% of revenue
Second Quarter 2022 Business Highlights:

•Added nine Active Customers in the second quarter, including major new customer wins such as Telechips in automotive, Pliops in consumer and Sunrise Memory in enterprise, as well as a leading automotive OEM, leading enterprise hyperscaler, and a leading AI/ML semiconductor company;
•We made a major release of our Ncore cache coherent interconnect product to multiple automotive and enterprise customers;
•18 confirmed design starts in the second quarter across our core markets, including in automotive, datacenter, and in mobile computing;
•We announced Inuitive as a customer, which will use our IP in the development of next generation vision processing for edge devices for robotics, drones, augmented reality and virtual reality, and mobile products; and
•We announced the addition of Claudia Fan Munce to Arteris IP’s Board of Directors. Claudia’s experience includes a distinguished 30-year career at IBM, a Stanford University lecturer, and board of director roles at major public companies.

Estimated Third Quarter and Full Year 2022 Guidance:

	Q3 2022	FY 2022
(in millions, except %)
ACV + TTM royalties	$51.0 - $53.0	$48.0 - $52.0
Revenue	$10.5 - $12.5	$49.5 - $52.5
Non-GAAP operating loss (%)	41.2% - 56.2%	24.3% - 39.3%
Free cash flow (%)	(56.2)% - (41.2)%	(25.1)% - (10.1)%
The guidance provided above are forward-looking statements and reflect our expectations as of today's date. Actual results may differ materially. Refer to the section titled "Forward-Looking Statements" below for information on the factors, among others, that could cause our actual results to differ materially from these forward-looking statements.
Non-GAAP gross profit, Non-GAAP gross margin, Non-GAAP operating loss, Non-GAAP operating loss margin, Non-GAAP net loss, Non-GAAP net loss per share, free cash flow and free cash flow margin are Non-GAAP financial measures. Additional information on Arteris’ historic reported results, including a reconciliation of these Non-GAAP financial measures to their most comparable GAAP measures, is included in the financial tables below. A reconciliation of Non-GAAP guidance measures reported above to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty of expenses that may be incurred in the future, although it is important to note that these factors could be material to Arteris' results computed in accordance with GAAP.
Definitions of the other business metrics used in this press release including ACV, active customers, confirmed design starts and RPO are included below under the heading “Other Business Metrics.”
Conference Call
Arteris will host a conference call today on August 9, 2022 to review its second quarter 2022 financial results and to discuss its financial outlook.

Time:	4:30PM ET
United States/Canada Toll Free:	877-407-9208
International Toll:	1-201-493-6784
Conference ID:	13730927
A live webcast will also be available in the Investor Relations section of Arteris’ website at: https://ir.arteris.com/events-and-presentations
A replay of the webcast will be available in the Investor Relations section of the company’s web site approximately two hours after the conclusion of the call and remain available for approximately 30 calendar days.

About Arteris
Arteris IP (Nasdaq: AIP) provides system-on-chip (SoC) system IP consisting of network-on-chip (NoC) interconnect IP and IP deployment technology to accelerate system-on-chip (SoC) semiconductor development and integration for a wide range of applications from AI to automobiles, mobile phones, IoT, cameras, SSD controllers, and servers for customers such as Bosch, Mobileye, Samsung, Toshiba and NXP. Arteris IP products include the Ncore® cache coherent and FlexNoC® non-coherent interconnect IP, the CodaCache® standalone last level cache, and optional Resilience Package (ISO 26262 functional safety), FlexNoC AI Package, and PIANO® automated timing closure capabilities. Our IP deployment products provide intelligent automation that accelerates the development and increases the quality of SoC hardware designs and their associated software and firmware, verification and simulation platforms, and specifications and customer documentation. Customer results obtained by using Arteris IP products include lower power, higher performance, more efficient design reuse and faster SoC development, leading to lower development and production costs.
Investor Contacts:
Arteris
Nick Hawkins
Chief Financial Officer
IR@arteris.com
Sapphire Investor Relations
Erica Mannion and Michael Funari
+1 617 542 6180
IR@arteris.com

Forward-Looking Statements
This press release contains forward-looking statements, including but not limited to, statements regarding our future financial and operating performance, including our GAAP and Non-GAAP guidance for the third quarter and full year 2022; our market opportunity and its potential growth; our position within the market and our ability to drive customer value. Any forward-looking statements contained herein are based on our historical performance and our current plans, estimates and expectations and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent our expectations as of the date of this press release. Subsequent events may cause these expectations to change, and we disclaim any obligation to update the forward-looking statements in the future, except as required by law. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially from our current expectations. Important factors that could cause actual results to differ materially from those anticipated in our forward-looking statements include, but are not limited to, the significant competition we face from larger companies and third-party providers; our history of net losses; whether semiconductor companies in the automotive market, AI/ML market, 5G and wireless communications market, large scale cloud and data center market and consumer electronics market incorporate our solutions into their end products and the growth and economic stability of these end markets; our ability to attract new customers and the extent to which our customers renew their subscriptions for our solutions; the ability of our customers’ end products achieving market acceptance or growth; our ability to sustain or grow our licensing revenue; our ability, and the cost, to successfully execute on research and development efforts; the occurrence of product errors or defects in our solutions; if we fail to offer high-quality support; the occurrence of macro-economic conditions that adversely impact us, the effects of geopolitical conflicts, such as the military conflict between Russia and Ukraine, our customers and their end product markets; the range of regulatory, operational, financial and political risks we are exposed to as a result of our dependence on international customers and operations; our ability to protect our proprietary technology and inventions through patents and other IP rights; whether we are subject to any liabilities or fines as a result of government regulation, including import, export and economic sanctions laws and regulations; the occurrence of a disruption in our networks or a security breach; risks associated with doing business in China; and the other factors described under the heading “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2022 to be filed with the Securities and Exchange Commission (SEC) on August 9, 2022. All forward-looking statements reflect our beliefs and assumptions only as of the date of this press release. We undertake no obligation to update forward-looking statements to reflect future events or circumstances. Our results for the quarter ended June 30, 2022 are not necessarily indicative of our operating results for any future periods.

Arteris, Inc.
Condensed Consolidated Statements of Loss and Comprehensive Loss
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenue
Licensing, support and maintenance	$14,033	$10,056	$24,608	$16,217
Variable royalties and other	789	757	1,969	1,254
Total revenue	14,822	10,813	26,577	17,471
Cost of revenue (1)	1,289	867	2,268	1,735
Gross profit	13,533	9,946	24,309	15,736
Operating expenses:
Research and development (1)	10,371	6,425	19,827	12,963
Sales and marketing (1)	4,456	2,281	8,377	4,729
General and administrative (1)	4,132	4,761	8,147	8,012
Total operating expenses	18,959	13,467	36,351	25,704
Loss from operations	(5,426)	(3,521)	(12,042)	(9,968)
Interest and other income (expense), net	109	(200)	28	(314)
Loss before provision for income taxes	(5,317)	(3,721)	(12,014)	(10,282)
Provision for income taxes	351	188	474	344
Net loss and comprehensive loss	$(5,668)	$(3,909)	$(12,488)	$(10,626)

Net loss per share attributable to common stockholders, basic and diluted	$(0.18)	$(0.20)	$(0.39)	$(0.55)
Weighted average shares used in computing per share amounts, basic and diluted	32,258,228	19,874,925	31,940,293	19,354,965
(1) Includes stock-based compensation expense as follows:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
	(in thousands)
Cost of revenue	$260	$14	$356	$27
Research and development	1,493	221	2,637	420
Sales and marketing	728	25	999	49
General and administrative	903	118	1,701	215
Total stock-based compensation expense	$3,384	$378	$5,693	$711

Arteris, Inc.
Condensed Consolidated Balance Sheets
(In thousands, except share and per share data)
(Unaudited)

	As of
	June 30, 2022	December 31, 2021
ASSETS
Current assets:
Cash	$81,301	$85,825
Accounts receivable, net	4,705	13,873
Prepaid expenses and other current assets	8,862	6,949
Total current assets	94,868	106,647
Property and equipment, net	3,017	2,438
Equity method investment	12,169	—
Operating lease right-of-use assets	2,361	2,765
Intangibles, net	2,721	2,959
Goodwill	2,677	2,677
Other assets	3,339	2,957
TOTAL ASSETS	$121,152	$120,443
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,567	$1,722
Accrued expenses and other current liabilities	10,758	10,573
Operating lease liabilities, current	1,027	961
Deferred revenue, current	28,104	28,403
Vendor financing arrangements, current	1,077	833
Total current liabilities	42,533	42,492
Deferred revenue, noncurrent	19,681	20,773
Operating lease liabilities, noncurrent	1,394	1,851
Vendor financing arrangements, noncurrent	239	266
Deferred income, noncurrent	10,444	—
Other liabilities	1,151	2,157
Total liabilities	75,442	67,539
Stockholders' equity:
Preferred stock, par value of $0.001 - 10,000,000 shares authorized and no shares issued and outstanding as of June 30, 2022 and December 31, 2021, respectively	—	—
Common stock, par value of $0.001 - 300,000,000 shares authorized as of June 30, 2022 and December 31, 2021; 32,622,817 and 31,530,682 shares issued and outstanding as of June 30, 2022 and December 31, 2021, respectively	33	31
Additional paid-in capital	97,237	91,945
Accumulated other comprehensive loss	(81)	(81)
Accumulated deficit	(51,479)	(38,991)
Total stockholders' equity	45,710	52,904
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$121,152	$120,443

Arteris, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(12,488)	$(10,626)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	929	733
Stock-based compensation	5,693	711
Operating non-cash lease expense	13	(31)
Other, net	(1)	(8)
Gain on deconsolidation of subsidiary	(149)	—
Changes in operating assets and liabilities:
Accounts receivable, net	9,168	5,932
Prepaid expenses and other assets	(2,232)	(2,872)
Accounts payable	(1)	973
Accrued expenses and other liabilities	(704)	(34)
Deferred revenue	(1,391)	3,716
Net cash used in operating activities	(1,163)	(1,506)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(205)	(359)
Payments relating to investment in equity method investment	(520)	—
Net cash used in investing activities	(725)	(359)
CASH FLOWS FROM FINANCING ACTIVITIES:
Payments of contingent consideration for business acquisition	(1,573)	—
Proceeds from issuance of common stock	—	5,435
Principal payments under vendor financing arrangements	(407)	(325)
Proceeds from exercise of stock options	443	298
Payments to tax authorities for shares withheld from employees	(843)	—
Payments of deferred offering costs	(256)	(178)
Payments of principal portion of term loan	—	(300)
Net cash (used in) provided by financing activities	(2,636)	4,930
NET (DECREASE) INCREASE IN CASH	(4,524)	3,065
CASH, beginning of period	85,825	11,744
CASH, end of period	$81,301	$14,809

Non-GAAP Financial Measures
To supplement our financial results, which are prepared and presented in accordance with GAAP, we use certain Non-GAAP financial measures, as described below, to understand and evaluate our core performance. These Non-GAAP measures, which may be different than similarly-titled measures used by other companies, are presented to enhance investors’ overall understanding of our financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
We define "Non-GAAP Gross Profit and Non-GAAP Gross Margin" as GAAP gross profit and GAAP gross margin, adjusted for stock-based compensation expense included in cost of revenue. We define “Non-GAAP Loss from Operations” as our income (loss) from operations adjusted to exclude stock-based compensation, acquisition costs and amortization of acquired intangible assets. We define “Non-GAAP Net Loss” as our net income (loss) adjusted to exclude stock-based compensation, acquisition costs, amortization of acquired intangible assets and gain on extinguishment of debt.
We define “Non-GAAP EPS”, as our Non-GAAP Net Income (Loss) divided by our GAAP weighted-average number of shares outstanding for the period on a diluted basis. Management uses Non-GAAP EPS to evaluate the performance of our business on a comparable basis from period to period.
The above items are excluded from our Non-GAAP Gross Profit, Non-GAAP Income (Loss) from Operations and Non-GAAP Net Income (Loss) because these items are non-cash in nature, or are not indicative of our core operating performance, and render comparisons with prior periods and competitors less meaningful. We believe Non-GAAP Gross Profit, Non-GAAP Income (Loss) from Operations and Non-GAAP Net Income (Loss) provide useful supplemental information to investors and others in understanding and evaluating our results of operations, as well as provide a useful measure for period-to-period comparisons of our business performance.
We define free cash flow as net cash (used in) provided by operating activities less cash used for purchases of property and equipment. We believe that free cash flow is a useful indicator of liquidity that provides information to management and investors, even if negative, about the amount of cash used in our operations other than that used for investments in property and equipment.

Other Business Metrics
Annual Contract Value (ACV) – we define Annual Contract Value for an individual customer agreement as the total fixed fees under the agreement divided by the number of years in the agreement term. Our total ACV is the aggregate ACVs for all our customers as measured at a given point in time. Total fixed fees includes licensing, support and maintenance and other fixed fees under IP licensing or software licensing agreements but excludes variable revenue derived from licensing agreements with customers, particularly royalties. We monitor ACV to measure our success and believe the increase in the number shows our progress in expanding our customers’ adoption of our solutions. ACV fluctuates due to a number of factors, including the timing, duration and dollar amount of customer contracts.
Active Customers – we define Active Customers as customers who have entered into a license agreement with us that remains in effect. The retention and expansion of our relationships with existing customers are key indicators of our revenue potential.
Confirmed Design Starts – we define Confirmed Design Starts as when customers confirm their commencement of new semiconductor designs using our interconnect IP and notify us. Confirmed Design Starts is a metric management uses to assess the activity level of our customers in terms of the number of new semiconductor designs that are started using our interconnect IP in a given period. We believe that the number of Confirmed Design Starts is an important indicator of the growth of our business and future royalty revenue trends.
Remaining Performance Obligations (RPO) – we define Remaining Performance Obligations as the amount of contracted future revenue that has not yet been recognized, including both deferred revenue and contracted amounts that will be invoiced and recognized as revenue in future periods.

Arteris, Inc.
Reconciliation of GAAP Measures to Non-GAAP Measures
(In thousands, except percentages, share and per share data)
(Unaudited)
Non-GAAP Gross Profit and Gross Margin

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Gross profit	$13,533	$9,946	$24,309	$15,736
Add:
Stock-based compensation expense included in cost of revenue (1)	260	14	356	27
Non-GAAP gross profit	$13,793	$9,960	$24,665	$15,763
Gross margin	91%	92%	91%	90%
Non-GAAP gross margin	93%	92%	93%	90%
(1) See table in footnote (1) to the condensed consolidated statements of loss and comprehensive loss above for breakdown of stock-based compensation expense by line item.

Non-GAAP Loss from Operations

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Loss from operations	$(5,426)	$(3,521)	$(12,042)	$(9,968)
Add:
Stock-based compensation expense (1)	3,384	378	5,693	711
Acquisition costs (2)	—	55	—	238
Amortization of acquired intangible assets (3,4)	120	119	239	238
Non-GAAP loss from operations	$(1,922)	$(2,969)	$(6,110)	$(8,781)
(1) See table in footnote (1) to the condensed consolidated statements of loss and comprehensive loss above for breakdown of stock-based compensation expense by line item.
(2) Includes advisory, legal, accounting, valuation, and other professional or consulting fees associated with the Magillem acquisition.
(3) Represents the amortization expenses of our intangible assets attributable to the Magillem acquisition.
(4) Includes amortization of acquired intangible assets as follows:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Research and development	$85	$85	$170	$169
Sales and marketing	35	34	69	69
Total amortization	$120	$119	$239	$238

Non-GAAP Net Loss and Non-GAAP EPS, Basic and Diluted

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net loss	$(5,668)	$(3,909)	$(12,488)	$(10,626)
Add:
Stock-based compensation expense (1)	3,384	378	5,693	711
Acquisition costs (2)	—	55	—	238
Amortization of acquired intangible assets (3,4)	120	119	239	238
Gain on extinguishment of debt	—	—	—	(10)
Non-GAAP net loss (5)	$(2,164)	$(3,357)	$(6,556)	$(9,449)

Net loss per share attributable to common stockholders, basic and diluted	$(0.18)	$(0.20)	$(0.39)	$(0.55)
Per share impacts of adjustments to net loss (6)	$0.11	$0.03	$0.18	$0.06
Non-GAAP EPS, basic and diluted	$(0.07)	$(0.17)	$(0.21)	$(0.49)

Weighted average shares used in computing per share amounts, basic and diluted	32,258,228	19,874,925	31,940,293	19,354,965
(1) See table in footnote (1) to the condensed consolidated statements of loss and comprehensive loss above for breakdown of stock-based compensation expense by line item.
(2) Includes advisory, legal, accounting, valuation, and other professional or consulting fees associated with the Magillem acquisition.
(3) Represents the amortization expenses of our intangible assets attributable to the Magillem acquisition.
(4) See table in footnote (4) to the Non-GAAP Loss from Operations above for breakdown of amortization of acquired intangible assets by line item.
(5) Our GAAP tax provision is primarily related to foreign withholding taxes and income tax in profitable foreign jurisdictions. We maintain a full valuation allowance against our deferred tax assets in the US. Accordingly, there is no significant tax impact associated with these Non-GAAP adjustments.
(6) Reflects the aggregate adjustments made to reconcile Non-GAAP Net Loss to our net loss as noted in the above table, divided by the GAAP diluted weighted average number of shares of the relevant period.
Free Cash Flow

	Six Months Ended June 30,
	2022	2021
Net cash used in operating activities	$(1,163)	$(1,506)
Less:
Purchases of property and equipment	(205)	(359)
Free cash flow	$(1,368)	$(1,865)
Net cash used in investing activities	$(725)	$(359)
Net cash (used in) provided by financing activities	$(2,636)	$4,930